Liberty Tax-Exempt Fund

On November 15, 2002, Liberty Tax-Exempt Fund (Fund) purchased 1,250,000 par value of Massachusetts Water Resources General Revenue Bonds 2002 8/1/21 5.50% (Securities) for a total purchase price of $1,378,000 from Bear, Stearns & Co., Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Salomon Smith Barney, Inc.; A.G. Edward & Sons, Inc.; Goldman, Sachs & Co.; Bear, Stearns & Co., Inc.; First Albany Corporation; Morgan Stanley; UBS PaineWebber, Inc.; Raymond James
& Associates, M.R. Beal & Company

On November 15, 2002, Liberty Tax-Exempt Fund (Fund) purchased 937,000 par value of Massachusetts Water Resources General Revenue Bonds 2002 8/1/21 5.50% (Securities) for a total purchase price of $1,032,949 from Goldman, Sachs & Co. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Salomon Smith Barney, Inc.; A.G. Edward & Sons, Inc.; Goldman, Sachs & Co.; Bear, Stearns & Co., Inc.; First Albany Corporation; Morgan Stanley; UBS PaineWebber, Inc.; Raymond James
& Associates, M.R. Beal & Company


On November 15, 2002, Liberty Tax-Exempt Fund (Fund) purchased 937,000 par value of Massachusetts Water Resources General Revenue Bonds 2002 8/1/21 5.50% (Securities) for a total purchase price of $1,032,949 from First Albany Corp. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Salomon Smith Barney, Inc.; A.G. Edward & Sons, Inc.; Goldman, Sachs & Co.; Bear, Stearns & Co., Inc.; First Albany Corporation; Morgan Stanley; UBS PaineWebber, Inc.; Raymond James
& Associates, M.R. Beal & Company


On November 15, 2002, Liberty Tax-Exempt Fund (Fund) purchased 938,000 par value of Massachusetts Water Resources General Revenue Bonds 2002 8/1/21 5.50% (Securities) for a total purchase price of $1,034,051 from Smith Barney pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Salomon Smith Barney, Inc.; A.G. Edward & Sons, Inc.; Goldman, Sachs & Co.; Bear, Stearns & Co., Inc.; First Albany Corporation; Morgan Stanley; UBS PaineWebber, Inc.; Raymond James & Associates, M.R. Beal & Company

On November 15, 2002, Liberty Tax-Exempt Fund (Fund) purchased 938,000 par value of Massachusetts Water Resources General Revenue Bonds 2002 8/1/21 5.50% (Securities) for a total purchase price of $1,034,051 from Morgan Stanley & Co., Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Salomon Smith Barney, Inc.; A.G. Edward & Sons, Inc.; Goldman, Sachs & Co.; Bear, Stearns & Co., Inc.; First Albany Corporation; Morgan Stanley; UBS PaineWebber, Inc.; Raymond James
& Associates, M.R. Beal & Company